                          SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                       Act of 1934 (Amendment No.   )


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                                  INDEX, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies: N/A
         2.      Aggregate number of securities to which transaction applies:
                 N/A
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
         4.      Proposed maximum aggregate value of transaction: N/A
         5.      Total fee paid:  N/A

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.      Amount Previously Paid:  N/A
         2.      Form, Schedule or Registration Statement No.:  N/A
         3.      Filing Party:  N/A
         4.      Date Filed:  N/A

                                  INDEX, INC.
                    580 WESTLAKE PARK BOULEVARD, SUITE 1100
                              HOUSTON, TEXAS 77079

                             ---------------------

                               CONSENT STATEMENT
                             ---------------------

                                 April 30, 1997

     This Consent Statement is being furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), Series A Preferred Stock, par value $1.00 per share ("Series A Preferred Stock"), and Series B Preferred Stock, par value $1.00 per share ("Series B Preferred Stock"), of Index, Inc., a Texas corporation (the "Company"), in connection with a solicitation of consents by the Board of Directors of the Company for adoption of amendments to the Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), that would effect (i) a change in the Company's name (the "Name Change Amendment") and (ii) a two-to-one reverse split of the issued and outstanding shares of Common Stock (the "Reverse Stock Split Amendment").

     Adoption of each of the Name Change Amendment and the Reverse Stock Split Amendment requires the affirmative consent of the holders of a majority of the votes of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, outstanding as of April 21, 1997 (the "Record Date"). As of the Record Date, the Company had outstanding 12,079,975 shares of Common Stock, 3,366 shares of Series A Preferred Stock and 16,800 shares of Series B Preferred Stock. Each outstanding share of Common Stock will be entitled to one vote and each outstanding share of Series A Preferred Stock and Series B Preferred Stock will be entitled to one-tenth of a vote on each of the Name Change Amendment and the Reverse Stock Split Amendment. See "Voting".

     A shareholder who executes and returns a consent may revoke it at any time before the Company's receipt of the requisite number of consents for adoption of the Name Change Amendment or the Reverse Stock Split Amendment by returning a consent bearing a later date or by giving written notice of revocation to the Secretary of the Company at the address set forth above prior to the Company's receipt of the requisite consents for adoption of the effective date of the Name Change Amendment or the Reverse Stock Split Amendment, as applicable. No consent will be effective unless the Company has received the requisite consents from the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the Record Date for adoption of the Name Change Amendment or the Reverse Stock Split Amendment, as the case may be.

     This Consent Statement and the enclosed forms of consent will be mailed on or about April 30, 1997 to shareholders of record on the Record Date. The Company will bear the cost of solicitation of consents by the Board of Directors, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners. In addition to the use of the mails, consents may be solicited by officers and employees of the Company, without remuneration, by personal contact, telephone or telecopy.

     Upon filing with and acceptance by the Secretary of State of Texas, each of the Name Change Amendment and the Reverse Stock Split Amendment will become effective. Such filing will be made as promptly as practicable after the date upon which requisite consents for adoption of each of the Name Change Amendment and the Reverse Stock Split Amendment from the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock are received. To assure that each of the Name Change Amendment and the Reverse Stock Split Amendment is adopted and made effective in a timely manner, the Company requests that it receive executed consents no later than May 12, 1997. If the Company has not received the requisite consents for adoption of each of the Name Change Amendment and the Reverse Stock Split Amendment by May 12, 1997, it will accept consents received after such date and consents received prior to such date will be valid, subject to the right of the shareholder executing such consent to revoke such consent and subject to applicable law.

                     PURPOSE AND DESCRIPTION OF AMENDMENTS

     The Board of Directors is proposing the Name Change Amendment to change the name of the Company to "DXP Enterprises, Inc." and the Reverse Stock Split Amendment to effect a reclassification of the Common Stock by converting each outstanding share of Common Stock to one-half of one share.

NAME CHANGE AMENDMENT

     Summary and Purpose. The purpose of the name change is to provide the Company with a more distinctive name. The Company was incorporated under the name of Index, Inc., which the Board of Directors believes does not distinguish the Company from many other corporations that, in whole or part, have the same name. The Board of Directors is proposing the Amendment to change the Company's name to DXP Enterprises, Inc., which the Company believes is more distinctive and better reflects its business.

     The text of the Name Change Amendment is set forth in the proposed resolutions contained in the Name Change Consent that accompanies this Consent Statement.

     The Board of Directors has approved, and directed that the same be presented to the shareholders of the Company for their approval, the Name Change Amendment.

     Description and Effect. The proposed name change would be effected through the Name Change Amendment, which would become effective upon filing with and acceptance by the Secretary of State of Texas. The text of the Name Change Amendment is set forth in the resolutions contained in the Name Change Consent that accompanies this Consent Statement and incorporated by reference herein.

     Upon effectiveness of the Name Change Amendment, the Company's name would be "DXP Enterprises, Inc."

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NAME CHANGE AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS EXECUTE AND DELIVER A NAME CHANGE CONSENT FOR ADOPTION OF THE NAME CHANGE AMENDMENT.

REVERSE STOCK SPLIT AMENDMENT

     Summary and Purpose. On December 4, 1996, the Company effected a reorganization of its current wholly-owned subsidiary, SEPCO Industries, Inc. ("Sepco"), and a merger of one of its wholly-owned subsidiaries with and into Newman Communications Corporation ("Newman"). In connection with the reorganization and merger, the former shareholders of Sepco and Newman received the right to exchange their certificates formerly representing shares of common stock of Sepco and Newman, respectively, for an aggregate of 15,986,394 shares of Common Stock and the Company qualified the Common Stock for trading on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. Although the Company achieved its goal of establishing a public market for the Common Stock, the Common Stock has been trading at a price that the Company believes is detrimental to future expansion, financing and securing a listing of the Common Stock on the Nasdaq SmallCap Market. The Company currently is considering an acquisition program in which all or a part of the purchase price for businesses to be acquired may be paid in shares of Common Stock. While there can be no assurance that any acquisitions will be consummated or as to the terms or timing thereof or that the Common Stock will be approved for listing on the Nasdaq SmallCap Market, critical steps in the Company's efforts in these regards are reducing the total number of outstanding shares of Common Stock to a level that is comparable to other public companies of similar size and nature and achieving the minimum listing qualifications for the Nasdaq SmallCap Market.

     The text of the Reverse Stock Split Amendment is set forth in the proposed resolutions contained in the Reverse Stock Split Consent that accompanies this Consent Statement.

     In furtherance of this goal, the Board of Directors has approved, and directed that the same be presented to the shareholders of the Company for their approval, the Reverse Stock Split Amendment, which would effect a two-to-one reverse stock split. The Reverse Stock Split Amendment would also authorize the purchase by the Company of fractional shares resulting from the reverse stock split.

     The proposed reverse stock split would be effected through the Reverse Stock Split Amendment, which would become effective upon filing with and acceptance by the Secretary of State of Texas. The text of the Reverse Stock Split Amendment and the procedures for settling fractional share interests are set forth in the resolutions contained in the Reverse Stock Split Consent that accompanies this Consent Statement and incorporated by reference herein.

     Description and Effect. The Articles of Incorporation currently authorize the issuance of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $1.00 par value per share, of which 1,000,000 have been designated Series A Preferred Stock and 1,000,000 have been designated Series B Preferred Stock. At April 21, 1997, the Company had outstanding 12,079,975 shares of Common Stock, 3,366 shares of Series A Preferred Stock and 16,800 shares of Series B Preferred Stock. In addition, as of such date, the Company had reserved 7,278,400 shares of Common Stock for issuance upon conversion or exercise of various outstanding securities of the Company and approximately 3,900,000 shares of Common Stock reserved for issuance to the former shareholders of Sepco and Newman who have not yet surrendered their certificates formerly representing shares of common stock of Sepco and Newman.

     Upon effectiveness of the Reverse Stock Split Amendment, one new share of Common Stock will be exchanged for every two shares of Common Stock outstanding as of the date on which the Reverse Stock Split Amendment is filed with the Secretary of State of Texas (the "Effective Date"). Based on information as of the Record Date, it is anticipated that the number of shares of Common Stock that would be outstanding on the Effective Date is approximately 6,039,987. In addition, it is expected that 5,551,597 shares of Common Stock will be reserved for issuance upon the conversion or exercise of various of the Company's other outstanding securities (convertible preferred stock and options), and approximately 2 million shares of Common Stock will be reserved for issuance to remaining holders of certificates formerly representing shares of common stock of Sepco and Newman, leaving a total of approximately 86.4 million shares of Common Stock available for future issuances.

     No fractional shares of new Common Stock will be issued for any fractional new share interest. Rather, each shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Amendment will receive an amount of cash equal to the average of the closing sale price of a share of Common Stock on the OTC Bulletin Board during the 20 trading days immediately preceding the Effective Date multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional interest. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until such date and may be greater or less than the price on the date that any shareholder executes his consent. It currently is estimated that the cost to the Company of purchasing fractional shares will be not more than $2,400.

     If the Reverse Stock Split Amendment is approved, the Company will notify shareholders of the filing of the Reverse Stock Split Amendment with the Secretary of State of Texas and will furnish shareholders of record as of the close of business on the Effective Date with a Letter of Transmittal for use in exchanging certificates. The shareholders of the Company, promptly after the Reverse Stock Split Amendment becomes effective, will be required to mail their certificates representing their shares of Common Stock of the Company to the Exchange Agent named in the Letter of Transmittal so that a new stock certificate giving effect to the reverse stock split (and the name change, if approved) may be issued and proceeds of the settlement of fractional interests delivered promptly.

     It is not expected that the interests of any shareholders will be eliminated pursuant to the reverse stock split. Fractional interests settled by the Company are expected to aggregate approximately 50 shares, or less than one percent, of those outstanding as of the Record Date. Shares no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of Common Stock.

     Certain Considerations. After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between those securities outstanding prior to the Reverse Stock Split Amendment and those to be outstanding after the Reverse Stock Split Amendment is effected. The Reverse Stock Split Amendment will, however, result in an adjustment to the conversion ratio of the Series B

Preferred Stock. Specifically, pursuant to the Articles of Incorporation and as reflected in the Amendment, the conversion ratio of the Series B Preferred Stock will be adjusted so that such shares will be convertible into such number of shares of Common Stock that a holder of such shares of Series B Preferred Stock would have been entitled to receive in the reclassification if such shares of Series B Preferred Stock were to have been converted into Common Stock immediately prior to the reclassification. Pursuant to such adjustment, upon effectiveness of the Amendment, each share of Series B Preferred Stock will be convertible into 56 shares of Common Stock. Similar adjustments will be made to the exercise provisions of the Company's outstanding options.


     The Reverse Stock Split Amendment also will have the effect of reducing the number of shares held by shareholders who currently hold less than 200 shares of Common Stock to a number less than 100. Because selling costs for shares in lots of less than 100 are typically higher on a per share basis than for lots of 100 shares or more, the amendment could result in increased selling costs to such shareholders. In addition, because lots of less than 100 shares are often required to be bundled with other shares for resale, shareholders who hold less than 100 shares after the effectiveness of the Reverse Stock Split Amendment may have a more difficult time in disposing of their shares of Common Stock.


     In the reverse stock split, cash proceeds received from the settlement of fractional shares may result in a shareholder realizing taxable gain or loss to the extent of the difference between such proceeds and the cost or other basis applicable to the fractional shares. No officer, director, associate or affiliate of the Company is expected to derive any material benefit from the reverse stock split other than the benefits that might be enjoyed by any other person holding the same number of shares.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REVERSE STOCK SPLIT AMENDMENT, AND THE REVERSE STOCK SPLIT CONTEMPLATED THEREBY, AND RECOMMENDS THAT SHAREHOLDERS EXECUTE AND DELIVER A REVERSE STOCK SPLIT CONSENT FOR ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT.

                                     VOTING

     The affirmative consent of the holders of a majority of the votes of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock outstanding as of the Record Date, voting as a single class, is necessary for approval of each of the Name Change Amendment and the Reverse Stock Split Amendment. UNLESS OTHERWISE PROVIDED, CONSENTS THAT ARE RECEIVED WILL BE CONSIDERED CONSENTS FOR ADOPTION OF EACH OF THE NAME CHANGE AMENDMENT AND THE REVERSE STOCK SPLIT AMENDMENT, AS APPLICABLE.

     David R. Little, a director and officer of the Company, and Gary A. Allcorn, an officer of the Company, have advised the Company that they intend to execute consents for adoption of the Name Change Amendment and the Reverse Stock Split Amendment with respect to the 8,315,452 shares of Common Stock and 15,000 shares of Series B Preferred Stock beneficially owned by them. See "Security Ownership of Certain Beneficial Owners and Management". Except as otherwise set forth in this Consent Statement, no other person has any substantial interest in the adoption of the Name Change Amendment or the Reverse Stock Split Amendment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                             -------------------------------------------------------
                                                                 SERIES A           SERIES B
            NAME AND ADDRESS OF                COMMON            PREFERRED          PREFERRED
            BENEFICIAL OWNER(1)                STOCK       %       STOCK      %       STOCK      %
            -------------------              ----------   ----   ---------   ----   ---------   ----
Gary A. Allcorn(3).........................   8,988,723   50.9        --       --    15,000     89.3
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
David R. Little(4).........................   4,286,729   22.4        --       --        --       --
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
Bryan H. Wimberly(5).......................   1,673,013   10.4        --       --        --       --
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
Jerry J. Jones(6)..........................   1,439,963    8.3        --       --        --       --
580 Westlake Park Blvd., Suite 1100
Houston, Texas 77079
SEPCO Industries, Inc. Employee............   3,825,194   24.1     1,870     55.5        --       --
Stock Ownership Plan
c/o River Oaks Trust Company, Trustee
2001 Kirby
Houston, Texas 77210
Denny Lawrence(7)..........................     201,600    1.2        --       --     1,800     10.7
Route 1, Box 265-B
Farmerville, Louisiana 71241
Nelvin F. Luke(8)..........................     229,691    1.4       374     11.1        --       --
225 Newman Avenue
Jefferson, Louisiana 70121
Norman O. Schenk(9)........................     160,050    1.0       374     11.1        --       --
4415 Waynesboro
Houston, Texas 77035
Donald E. Tefertiller(10)..................     186,168    1.2       374     11.1        --       --
4425 Congressional Drive
Corpus Christi, Texas 78413
Ernest E. Herbert(11)......................      94,140      *       187      5.6        --       --
57 Coronado Avenue
Kenner, Louisiana
Charles E. Jacob(12).......................      95,769      *       187      5.6        --       --
P.O. Box 57
Maypearl, Texas 76064
Thomas V. Orr..............................      16,000      *        --       --        --       --
Director(13)
Kenneth H. Miller..........................      16,000      *        --       --        --       --
Director(14)
Cletus Davis...............................      16,000      *        --       --        --       --
Director(15)
All executive officers, directors and
  nominees as a group (7 persons)(16)......  16,436,428   72.9        --       --    15,000     89.3

---------------

  *  Less than 1%.

 (1) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted. An aggregate of approximately 83,000 shares of Common Stock issuable upon surrender of certificates formerly representing shares of capital stock of Sepco and Newman were not included in the determination of each beneficial owner's percentage ownership. The SEPCO Industries, Inc. Employee Stock Ownership Plan (the "Sepco ESOP") has not yet surrendered its certificates formerly representing shares of Sepco capital stock; however, the percentage of beneficial ownership of each person named in the table above was determined by assuming that an aggregate of 3,825,194 shares of Common Stock issuable upon surrender of such certificates had been issued and outstanding as of the Record Date.

 (2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock beneficially owned by them.

 (3) Includes 6,851,184 shares of Common Stock and 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trust (the "Trusts") for which Mr. Allcorn serves as trustee. Because of this relationship, Mr. Allcorn may be deemed to the beneficial owner of such shares and the 1,680,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock held by the Trusts. Also includes 80,000 shares of Common Stock issuable upon exercise of an option and 28,739 shares of Common Stock held of record by the Sepco ESOP, for Mr. Allcorn's account.

 (4) Includes 3,200,000 shares of Common Stock issuable to Mr. Little upon exercise of an option and 161,829 shares of Common Stock held of record by the Sepco ESOP for Mr. Little's account.

 (5) Includes 201,600 shares of Common Stock owned of record by a trust of which Mr. Wimberly is one-third beneficiary and 195,200 shares of Common Stock issuable upon exercise of an option granted to Mr. Wimberly. Also includes 34,613 shares of Common Stock held by the Sepco ESOP for Mr. Wimberly's account.

 (6) Includes 1,436,800 shares of Common Stock issuable upon exercise of an option granted to Mr. Jones and 3,163 shares of Common Stock held by the Sepco ESOP for Mr. Jones's account.

 (7) Includes 201,600 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock.

 (8) Includes 16,000 shares of Common Stock issuable upon exercise of an option and 90,491 shares of Common Stock held of record by the Sepco ESOP for Mr. Luke's account.

 (9) Includes 36,580 shares of Common Stock held of record by the Sepco ESOP for Mr. Schenk's account.

(10) Includes 16,000 shares of Common Stock issuable upon exercise of an option and 46,968 shares of Common Stock held of record by the Sepco ESOP for Mr. Tefertiller's account.

(11) Includes 47,140 shares of Common Stock held of record by the Sepco ESOP for Mr. Herbert's account.

(12) Includes 33,369 shares of Common Stock held of record by the Sepco ESOP for Mr. Jacob's account.

(13) Includes 16,000 shares of Common Stock issuable upon exercise of an option.

(14) Includes 16,000 shares of Common Stock issuable upon exercise of an option.

(15) Includes 16,000 shares of Common Stock issuable upon exercise of an option.

(16) See notes (3) through (6) and (13) through (15).


                                            By Order of the Board of Directors,

                                                  /s/ GARY A. ALLCORN
                                                      Gary A. Allcorn
                                                      Secretary

                                                             NAME CHANGE CONSENT

                                  INDEX, INC.

                             CONSENT OF SHAREHOLDER
                           IN LIEU OF SPECIAL MEETING

     Pursuant to Article 9.10 of the Texas Business Corporation Act, the undersigned, being the holder of the number of shares of capital stock of Index, Inc., a Texas corporation (the "Company"), set forth opposite his name below and in lieu of a special meeting of the shareholders, does hereby adopt the following resolutions:

          RESOLVED, that the Board of Directors of the Company is hereby authorized to cause to be filed Articles of Amendment to the Company's Restated Articles of Incorporation amending Article One as follows:

                                  "ARTICLE ONE

             The name of the corporation is DXP Enterprises, Inc."

          RESOLVED, that the Board of Directors of the Company is hereby authorized and directed to adopt any or all changes to the bylaws of the Company, and the officers of the Company are hereby authorized and directed to do all things and execute and file all documents, including amendments to the Company's Restated Articles of Incorporation, which in their sole judgment are deemed to be necessary and proper to carry out the intent of the foregoing resolutions.

     Executed this      day of             , 1997.

                                            SHAREHOLDER

                                            ------------------------------------
                                            (Signature)

                                            ------------------------------------
                                            (Printed Name)    (Number of Shares)

* IMPORTANT: The signature on this Consent must correspond with the name(s) as written on the face of the certificate(s) representing the shares of stock of Index, Inc. held by such stockholder. When signing as trustee, executor, attorney or guardian, please give the full title as it appears on the certificate(s).

                                                     REVERSE STOCK SPLIT CONSENT

                                  INDEX, INC.

                             CONSENT OF SHAREHOLDER
                           IN LIEU OF SPECIAL MEETING

     Pursuant to Article 9.10 of the Texas Business Corporation Act, the undersigned, being the holder of the number of shares of capital stock of Index, Inc., a Texas corporation (the "Company"), set forth opposite his name below and in lieu of a special meeting of the shareholders, does hereby adopt the following resolutions:


          RESOLVED, that the Board of Directors of the Company is hereby authorized to cause to be filed Articles of Amendment to the Company's Restated Articles of Incorporation amending the first paragraph and paragraph (B)(3)(d)(i) of Article IV as follows:



                                 "ARTICLE IV


                                 Capital Stock

             The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares of the par value $.01 each shall be designated common stock ("Common Stock") and 10,000,000 shares of the par value of $1.00 each shall be designated serial preferred stock ("Preferred Stock").

             At the effective time of this amendment, each share of Common Stock issued and outstanding immediately prior to the effective time shall automatically be changed and converted, without any action on the part of the holder thereof, into one-half of a share of Common Stock and, in lieu of fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the effective time of this amendment amounted to a number not evenly divisible by two, shall be entitled to receive for such fractional interest, and at the effective time of this amendment any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, upon the surrender of the stock certificates formerly representing shares of Common Stock of the Corporation, an amount in cash equal to the average closing price per share for the shares of the Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), as reported by the NASD, for the 20 trading days immediately preceding the date on which this amendment becomes effective.

             A statement of all of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock and the Preferred Stock is as follows:"

                "(i) At any time prior to the redemption of any share of Series B Preferred Stock, the holder of such shares of Series B Preferred Stock shall have the right to convert such share into 56 shares of Common Stock. The right to receive the converted shares requires delivery to the office of the Corporation or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Series B Preferred Stock certificate or certificates, duly endorsed to the Corporation. The date of conversion shall be the date of receipt by the Corporation or its transfer agent of the notice and the duly endorsed certificate or certificates."

          RESOLVED, that the Board of Directors of the Company is hereby authorized to implement the following procedures in connection with the reclassification of the Company's Common Stock, $.01 par value per share ("Old Stock"), from the number of shares issued and outstanding immediately prior to the effectiveness of the amendment referred to in the foregoing resolutions to the number of issued and outstanding shares of Common Stock, $.01 par value per share ("New Stock") that will result from such amendment:

          1. Immediately upon effectiveness of the amendment to the Company's Restated Articles of Incorporation authorizing the reverse stock split, every two shares of Old Stock outstanding shall be converted into one share of fully-paid and non-assessable New Stock, subject to the required settlement of fractional shares. The Company shall issue one share of New Stock for every two shares of Old Stock outstanding, and shall pay cash in lieu of any fraction of a New Share which any shareholder would otherwise receive. The settlement amount for such fractional shares shall be based upon the average closing price per share for the shares of the Old Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), as reported by the NASD, for the 20 trading days immediately preceding the date of the filling of the amendment. From and after the date the amendment becomes effective, certificates representing shares of Old Stock shall be deemed to represent only the right to receive shares of New Stock and cash in lieu of any fractional share of New Stock to which an individual shareholder would be entitled.

          2. Shareholders and the Company (except with respect to treasury shares) shall be required to deliver the certificates representing their shares of the Old Stock outstanding immediately prior to the time the amendment becomes effective, upon which the Company shall, through its Exchange Agent, issue a certificate representing such shareholder's shares of New Stock, and shall deliver a check for the amount necessary to pay such shareholder for any fraction of a whole share of New Stock.

          RESOLVED, that the Board of Directors of the Company is hereby authorized to adopt a resolution adjusting the capital accounts of the Company as, in their judgment, shall be in the best interests of the Company in light of the adoption of the foregoing resolutions; and

          RESOLVED, that the Board of Directors of the Company is hereby authorized and directed to adopt any or all changes to the bylaws of the Company, and the officers of the Company are hereby authorized and directed to do all things and execute and file all documents, including amendments to the Company's Restated Articles of Incorporation, which in their sole judgment are deemed to be necessary and proper to carry out the intent of the foregoing resolutions.

     Executed this      day of        , 1997.

                                            SHAREHOLDER

                                            ------------------------------------
                                            (Signature)

                                            ------------------------------------
                                            (Printed Name)    (Number of Shares)

* IMPORTANT: The signature on this Consent must correspond with the name(s) as written on the face of the certificate(s) representing the shares of stock of Index, Inc. held by such stockholder. When signing as trustee, executor, attorney or guardian, please give the full title as it appears on the certificate(s).

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